Joint Filer Information

Name:

        Alta Partners
 Jean Deleage
 Garrett Gruener
 Daniel Janney
 Alix Marduel
 Guy P. Nohra

Address: c/o Alta Partners
  One Embarcadero Center, Suite 4050
  San Francisco, CA 94111

Designated Filer: Alta Partners

Issuer and Ticker Symbol: Icagen, Inc. (ICA)

Date of Event
    Requiring Statement: 02/08/2005

Signatures:
        ALTA PARTNERS

        By: __/s/ Jean Deleage ______________
   Name: _____Jean Deleage _________
   Title: ____President________

  By:     /s/ Jean Deleage
   Name:       Jean Deleage

  By:     /s/ Garrett Gruener
   Name:       Garrett Gruener

  By:     /s/ Daniel Janney
   Name:     Daniel Janney

  By:      /s/Alix Marduel
   Name:     Alix Marduel

  By:      /s/Guy P. Nohra
   Name:     Guy P. Nohra